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             EXHIBIT INDEX


EXHIBIT NO.    TITLE OF DOCUMENT

 8.            Opinion of Paul, Hastings, Janofsky &
                Walker LLP

 23.     1a.   Consents of Kenny S&P Evaluation Services,
                  a division of J.J. Kenny Co., Inc.

         1b.   Consent of Deloitte & Touche LLP

         1d.   Consent of Standard & Poor's, a division
                 of The McGraw-Hill Companies, Inc.

 27.           Financial Data Schedule